Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2023, relating to the financial statement of Nextracker Inc., appearing in Registration Statement No. 333-269238 on Form S-1 of Nextracker Inc. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-269238 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 13, 2023